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                                                                   Exhibit 10.55

                METROPOLITAN LIFE AUXILIARY DEATH BENEFITS PLAN
                -----------------------------------------------

This Auxiliary Death Benefits Plan (the Plan) is established effective as of January 1, 1987, by Metropolitan Life Insurance Company (the Company).

Article 1.   Purpose of Plan
             ---------------

The Company for many years has maintained a Group Life Insurance Plan and a Survivor Benefit Plan (the Life Insurance Plans) for its employees and retirees. Said plans meet the requirements applicable to group-term life insurance under section 79 of the Internal Revenue Code. Benefits for salaried employees under the Life Insurance Plans are based on the amounts of the employee's current annualized compensation or the retiree's final annualized compensation at retirement (except for modified SIBI payments, which are tied to retirement benefit payments).

Under the nondiscrimination provisions of section 79, the Company is effectively prohibited from determining the compensation base under the Life Insurance Plans in such a manner as to provide life insurance benefits in what it considers the appropriate amounts in a number of factual situations, namely: (a) where the Company and an employee enter into a deferred compensation agreement; (b) where there is a temporary drop in incentive compensation; and (c) where the application of the dollar ceiling on compensation under section 79 results in a loss of coverage under the plans. Therefore, the Company is adopting this Plan for certain of its management employees to provide them with auxiliary death benefits on an uninsured basis.

Article 2.   Eligibility
             -----------

Each participant in the Company's Executive Incentive Plan and each retired employee who formerly was such a participant is eligible for benefits under this Plan.

Article 3.   Benefits
             --------

(a) If an eligible employee or eligible retiree dies, and as a result of one or more deferred compensation agreements entered into with the Company by the eligible employee or eligible retiree the benefits under the Life Insurance Plans are reduced, the Company will pay to the beneficiary or beneficiaries under the Life Insurance Plans an auxiliary death benefit equal to the amount of such reduction resulting from the deferred compensation agreement or agreements.

(b) If an eligible employee or eligible retiree dies at a time when his or her monthly compensation at the time of death or retirement is less than what it had been in any month in the 36 months preceding the date of death or retirement, the Company will pay to the beneficiary or beneficiaries under the Life Insurance Plans an auxiliary death benefit equal to the difference between the benefits payable under the Life Insurance Plans and what such benefits would have been had the benefits been based on the highest compensation in the 36-month period. The highest compensation in the 36-month period
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     shall be determined without regard to any deferred compensation agreement or agreements.

(c) If an eligible employee or eligible retiree dies at a time when the dollar limit on compensation applicable to the Life Insurance Plans under sections 79 and 89 of the Internal Revenue Code has resulted in a reduction in the benefits which would otherwise have been payable under the Life Insurance Plans, the Company will pay to the beneficiary or beneficiaries under the Life Insurance Plans an auxiliary death benefit equal to the amount of such reduction.

(d) In recognition of the fact that the federal income tax treatment to the eligible employee or eligible retiree and to the beneficiary or beneficiaries under the Plan differs or may differ from the tax treatment under the Life Insurance Plans, the Company will increase the amounts otherwise payable under (a), (b), and (c) above by 25% of such payments. Such percentage may be increased or decreased from time to time by the Company as it deems appropriate.

(e) Except as otherwise permitted by the Company, any benefits payable under this Plan shall be payable in the same form and at the same times and to the same beneficiary or beneficiaries as the benefits under the Life Insurance Plans.

Article 4.    Unfunded Plan
              -------------

This Plan is completely unfunded, and payment of benefits is supported only by the general assets of the Company.

Article 5.   Nontransferability of Benefits
             ------------------------------

No employee, retiree or beneficiary shall have any power or right to transfer, assign, mortgage, commute, or otherwise encumber any of the benefits payable hereunder, nor shall such benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

Article 6.   Effect of Taxes
             ---------------

In making payments under this Plan, the Company shall withhold any federal, state or local income or other taxes it determines that it is legally obligated to withhold. In the event the payments received by any beneficiary result in greater tax burdens (whether income, estate, inheritance or other tax burdens) than they would have had if such payments had been able to be received under the Life Insurance Plans, the Company shall have no obligation to reimburse any such beneficiary for such greater tax burdens.

Article 7.   Company Interpretation Binding
             ------------------------------

In the event of a difference of opinion between the Company and an employee, a retiree or a beneficiary with respect to the meaning or application of the provisions of this Plan, the

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Company's final interpretation shall be set forth in writing to the employee, retiree or beneficiary and shall be binding and conclusive.

Article 8.   Governing Law
             -------------

To the extent not inconsistent with federal law, the validity of the Plan and its provisions shall be construed according to the laws of the State of New York.

Article 9.   Amendment and Termination of Plan
             ---------------------------------

The Company reserves the right to amend or terminate this Plan at any time without the consent of any employee, retiree or beneficiary or of any other person. However, any such amendment or termination will not affect adversely the entitlement to benefits hereunder of any beneficiary or beneficiaries where the eligible employee or retiree died prior to such amendment or termination. For this purpose, a decrease in the percentage factor applied to determine benefit payments under Article 3 (d) will not be considered an amendment or termination adversely affecting benefit payments.

Date Executed                           METROPOLITAN LIFE INSURANCE COMPANY


May 5, 1987                             By /s/ Joseph L. Rubsam
                                           --------------------------------
                                           Joseph L. Rubsam, Vice-President

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                        AMENDMENTS TO METROPOLITAN LIFE
                         AUXILIARY DEATH BENEFITS PLAN
                        -------------------------------

     IN WITNESS WHEREOF, Metropolitan Life Insurance Company herein amends the Metropolitan Life Auxiliary Death Benefits Plan as follows, effective January 1, 1990 for eligible employees in active service on or after such date.

1)  Add the following to Article 2:

    "Effective on or after January 1, 1990, each officer or regional sales manager who is a participant in the Short-Term Performance Compensation Plan and each retired officer or regional sales manager who while in such status was a participant in the Short-Term Performance Compensation Plan is eligible for benefits under this Plan."

2)  Add the following sentence to paragraph (b) of Article 3:

    "For any period beginning on and after January 1, 1989, highest compensation earned by an eligible employee or eligible retiree shall be the sum of (i) his or her annual base salary and (ii) his or her payment under the Executive Incentive Bonus Plan or under the Short-Term Performance Compensation Plan for the year with the highest bonus amount in or with respect to the three-year period ending on the date of death of the employee or retiree."

3)  Substitute the following for paragraph (c) of Article 3:

    "(c) If an eligible employee or eligible retiree dies at a time when the dollar limit on compensation applicable to the Life Insurance Plans has resulted in a reduction in the benefits which would otherwise have been payable under the Life Insurance Plans, the Company will pay to the beneficiary or beneficiaries under the Life Insurance Plans an auxiliary death benefit equal to the amount of such reduction."


/s/ Harvey R. Horn                      METROPOLITAN LIFE INSURANCE COMPANY
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     Witness


November 13, 1990                       /s/ Lawrence S. Craven
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       Date